Exhibit 10(j)

                                     BOARD OF DIRECTORS AMENDED
                                                   MAY 11, 1998

            KEY EMPLOYEE DEFERRED COMPENSATION PLAN OF
                    PHILLIPS PETROLEUM COMPANY

                             PURPOSE

The purpose of the Key Employee Deferred Compensation Plan of Phillips Petroleum Company (the "Plan") is to attract and retain key employees by providing them with an opportunity to defer receipt of cash amounts which otherwise would be paid to them under various compensation programs or plans by the Company.

SECTION 1.  Definitions.

   (a)  "Award" shall mean the United States cash dollar amount
        (i) allotted to an Employee under the terms of an Incentive Compensation Plan or the Long Term Incentive Compensation Plan, or (ii) required to be credited to an Employee's Deferred Compensation Account pursuant to the Incentive Compensation Plan, the Long Term Incentive Compensation Plan, the Strategic Incentive Plan, the
        Long Term Incentive Plan, or any similar plans, or any administrative procedure adopted pursuant thereto, (iii) credited as a result of a Participant's deferral of the receipt of the value of the Stock which would otherwise be delivered to an Employee in the event restrictions lapse on Restricted Stock previously awarded or which may be awarded to the Participant pursuant to the Incentive Compensation Plan, the Long Term Incentive Compensation Plan, the Strategic Incentive Plan, the
        Long Term Incentive Plan, the Omnibus Securities Plan, or any similar plans, or any administrative procedure adopted pursuant thereto, (iv) credited resulting from a lump sum distribution from any of the Company's non-qualified retirement plans and/or plans which provide for a retirement supplement, (v) resulting from the forfeiture of Restricted Stock, required by the Company, of key employees who become employees of GPM Gas


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        Corporation, (vi) credited as a result of an Employee's
        deferral of the receipt of the lump sum cash payment from the Employee's account in the Defined Contribution Makeup Plan, (vii) credited as a result of an Employee's voluntary reduction of Salary (viii) credited as a result of an Employee's deferral of the settlement of a Long Term Performance Unit Award, or (ix) any other amount determined by the Committee to be an Award under the Plan. Sections 2 and 3 of this Plan shall not apply with respect to Awards included under (ii), (v), and
        (ix) above and a participant receiving such an Award shall be deemed, with respect thereto, to have elected a
        Section 5(b)(i) payment option - 10 annual installments commencing about one year after retirement, but subject to revision under the terms of this Plan.

   (b) "Board of Directors" shall mean the board of directors of the Company.

   (c)  "Chief Executive Officer (CEO)" shall mean the Chief
        Executive Officer of the Company.

   (d) "Committee" shall mean the Compensation Committee of the Board of Directors.

   (e)  "Company" shall mean Phillips Petroleum Company.

   (f) "Deferred Compensation Account" shall mean an account established and maintained for each Participant in which is recorded the amounts of Awards deferred by a Participant, the deemed gains, losses and earnings accrued thereon and payments made therefrom all in accordance with the terms of the Plan.

   (g)  "Defined Contribution Makeup Plan" shall mean the
        Defined Contribution Makeup Plan of Phillips Petroleum
        Company or any similar plan or successor plans.

   (h) "Disability" shall mean the inability, in the opinion of the Company's group life insurance carrier or the Company's Medical Director, of a Participant, because of an


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        injury or sickness, to work at a reasonable occupation
        which is available with the Company or at any gainful occupation which the Participant is or may become fitted.

   (i) "Employee" shall mean any individual or Rehired Participant who satisfies the conditions of Section 5(i) who is a salaried employee of the Company or of a Participating Subsidiary who is eligible to receive an Award from an Incentive Compensation Plan or has Restricted Stock and is not subject to taxation in countries other than the United States of America either at the time of any preference election pursuant to
        Section 3 of the Plan or on the date that an Award would be deferred and credited to a Deferred Compensation Account pursuant to Section 4, generally classified as a U.S. Domestic Employee; provided, however, that the Plan Administrator may approve exceptions to allow individuals generally classified as Expatriates and Nationals who have Restricted Stock, but who are not subject to the reporting requirements under Section 16 of the Exchange, to be regarded as Employees. Employee shall also include former employees who Retire or are Laid Off and are eligible to receive a lump sum distribution from non-qualified retirement plans.

   (j)  "ERISA" shall mean the Employee Retirement Income
        Security Act of 1974, as amended from time to time or any successor statute.

   (k)  "Exchange Act" shall mean the Securities Exchange Act of
        1934, as amended and in effect from time to time, or any successor statute.

   (l) "Incentive Compensation Plan" shall mean the Incentive Compensation Plan of the Company, or the Annual Incentive Compensation Plan of Phillips Petroleum Company, or similar plan of a Participating Subsidiary, or any similar or successor plans, or all, as the context may require.

   (m) "Layoff" or "Laid Off" shall mean layoff under the Phillips Layoff Plan or any


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        similar plan which the Company may adopt from time to
        time under the terms of which the Participant executes and does not revoke a general release of liability, acceptable to the Company, under such layoff plan.

   (n)  "Long-Term Incentive Compensation Plan" shall mean the
        Long-Term Incentive Compensation Plan of the Company which was terminated December 31, 1985.

   (o)  "Long-Term Incentive Plan" shall mean the Long-Term
        Incentive Plan, or similar or successor plan, established under the Omnibus Securities Plan of Phillips Petroleum Company.

   (p) "Long Term Performance Unit Award" shall mean a Performance Award as authorized by Section 4.4 of the Omnibus Securities Plan, or similar or successive plan, where the applicable administrative procedure for such award provides that the recipient is eligible to indicate a preference to defer all or any part of such award.

   (q) "Newhire Employee" shall mean any Employee who is hired or rehired during a calendar year.

   (r)  "Participant" shall mean a person for whom a Deferred
        Compensation Account is maintained.

   (s) "Participating Subsidiary" shall mean a subsidiary of the Company, of which the Company beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock, where such subsidiary has adopted one or more plans making participants eligible for participation in this Plan and one or more Employees of which are Potential Participants.

   (t)  "Plan Administrator" shall mean the Executive Vice
        President, Planning, Corporate Relations and Services, or his successor.


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   (u)  "Potential Participant" shall mean a person who has
        received a notice specified in Section 2.

   (v) "Rehired Participant" shall mean a Participant who subsequent to Retirement or Layoff is rehired by the Company and whose employment status is classified as regular full-time or its equivalent.

   (w) "Restricted Stock" shall mean shares of Stock which have certain restrictions attached to the ownership thereof.

   (x) "Retirement" or "Retire", or "Retiring" shall mean termination of employment with the Company on or after the earliest early retirement date as defined in the Retirement Income Plan.

   (y)  "Retirement Income Plan" shall mean the Retirement
        Income Plan of the Company or a similar retirement plan of the Participating Subsidiary pursuant to the terms of which the Participant retires.

   (z) "Settlement Date" shall mean the date on which all acts under the Incentive Compensation Plan or the Long-Term Incentive Compensation Plan or actions directed by the Committee, as the case may be, have been taken which are necessary to make an Award payable to the Participant.

   (aa) "Salary" shall mean the monthly equivalent rate of pay for an Employee before adjustments for any before-tax voluntary reductions.

   (bb) "Stock" means shares of common stock of the Company, par value $1.25.

   (cc) "Strategic Incentive Plan" shall mean the Strategic
        Incentive Plan portion of the 1986


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        Stock Plan of the Company, of the 1990 Stock Plan of the
        Company, and of any successor plans of similar nature.

   (dd) "Trustee" shall mean the trustee of the grantor trust established by the Trust Agreement between the Company and Wachovia Bank, N.A. dated as of June 1, 1998, or any successor trustee.

SECTION 2.  Notification of Potential Participants.

   (a)  Incentive Compensation Plan.  Each year, during
         ---------------------------
        September, Employees who are eligible to receive an Award in the immediately following calendar year under the Company's or a Participating Subsidiary's Incentive Compensation Plan will be notified and given the opportunity, in a manner prescribed by the Plan Administrator, to indicate a preference concerning deferral of all or part of such Award.

   (b)  Restricted Stock Awards.  Each year Employees who are or
         -----------------------
        will become 55 years of age prior to the end of the calendar year or who are over 55 years old and have not previously been notified will be notified and given the opportunity, in a manner prescribed by the Plan Administrator, to indicate a preference concerning the deferral of the receipt of the value of all or part of the Stock which would otherwise be delivered to the Employees in the event restrictions lapse on Restricted Stock previously awarded or which may be awarded to the Employees.

   (c)  Lump Sum Distribution from Non-Qualified Retirement
         ---------------------------------------------------
        Plans.  With respect to the lump sum distribution
         -----
        permitted from the Company's non-qualified retirement plans and/or plans which provide for a retirement supplement, Employees may indicate, in a manner prescribed by the Plan Administrator, a preference for all or part of the lump sum distribution, if any, to be considered an Award under this Plan.

   (d)  Lump Sum from Defined Contribution Makeup Plan.
         ----------------------------------------------
        Employees who will receive a


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        lump sum cash payment from their account under the
        Defined Contribution Makeup Plan, may indicate, in a manner prescribed by the Plan Administrator, a preference concerning deferral of all of part of such payment.

   (e)  Salary Reduction.  Annually, Employees and Newhire
         ----------------
        Employees on the U.S. dollar payroll may elect, in a manner prescribed by the Plan Administrator, a voluntary reduction of Salary for each pay period of the following calendar year, or for Newhire Employees the remainder of the calendar year in which they are hired, in which case the Company will credit a like amount as an Award hereunder, provided that the amount of such reduction shall be not less than $100 per month nor more than 50% of the Employee's Salary in effect as of the date of the election.

   (f)  Long Term Performance Unit Award.  As soon as
         --------------------------------
        practicable following the grant of a Long Term
        Performance Unit Award, employees will be notified and given the opportunity, in a manner prescribed by the Plan Administrator, to indicate a preference concerning deferral of all or part of such Award.

SECTION 3.  Indication of Preference or Election to Defer Award.

   (a)  Incentive Compensation Plan.  If a Potential Participant
         ---------------------------
        prefers to defer under this Plan all or any part of the Award to which a notice received under Section 2(a) pertains, the Potential Participant must indicate such preference, in a manner prescribed by the Plan Administrator, (i) if the Potential Participant is subject to Section 16 of the Exchange Act, to the Committee, or (ii) if the Potential Participant is not subject to Section 16 of the Exchange Act, to the CEO. The Potential Participant's preference must be received on or before October 1 of the year in which said Section 2(a) notice was received. Such indication must state the portion of the Award the Potential Participant desires to be deferred. If an indication is not received by October 1, the Potential Participant will be deemed to have elected to receive any ICP award awarded by the Committee.


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   Such indication of preference, if accepted, becomes
   irrevocable on October 1 of the year in which the indication is submitted to the Committee or CEO, except that, in the event of any of the following:
        i)     the Employee is demoted to a job
               classification/grade that is no longer eligible to receive an Award from an Incentive Compensation Plan,
        ii) the Employee's employment status is classified to a status other than regular full-time or its equivalent,
        iii) the Employee is receiving Unavoidable Absence Benefits (UAB) pay such that the pay received is less than his/her pay had been prior to being on UAB, the Employee can request, subject to approval by the Plan Administrator, that his/her indication of preference to defer, whether approved or not, be revoked for that Incentive Compensation Plan Award.

   The Committee or CEO, as applicable, shall consider such indication of preference as submitted and shall decide whether to accept or reject the preference expressed. The Potential Participant shall be notified in writing of the decision.

   (b)  Restricted Stock.  If a Potential Participant prefers to
         ----------------
        defer under this Plan the value of all or any part of the Restricted Stock to which a notice received under
        Section 2(b) pertains, the Potential Participant must indicate such preference, in a manner prescribed by the Plan Administrator, (i) if the Potential Participant is subject to Section 16 of the Exchange Act, to the Committee, or (ii) if the Potential Participant is not subject to Section 16 of the Exchange Act, to the CEO. The Potential Participant's preference must be received on or before October 1 of the year in which said Section 2(b) notice was received. Such indication must state the portion of the value of the Restricted Stock the Potential Participant desires to be deferred. If an indication is not received by October 1, the Potential Participant will be deemed to have elected to receive any shares for which the restrictions are lapsed. Such indication of preference becomes irrevocable on October 1 of the year in which the indication is submitted to the Committee or CEO. The Committee or CEO, as


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        applicable, shall consider such indication of preference
        as submitted and shall decide whether to accept or reject the preference expressed. The Potential Participant shall be notified in writing of the decision. A deferral of the value of the Restricted Stock will be paid under the terms of Section 5(b)(i) hereof - 10 annual installments commencing about one year after retirement, but subject to revision under the terms of this Plan.

   (c)  Lump Sum Distribution from Non-Qualified Retirement
         ---------------------------------------------------
        Plans.  If a Potential Participant prefers to defer
         -----
        under this Plan all or part of the lump sum distribution to which Section 2(c) pertains, the Potential Participant must indicate such preference, in a manner prescribed by the Plan Administrator, (i) if the Potential Participant is subject to Section 16 of the Exchange Act, to the Committee or (ii) if the Potential Participant is not subject to Section 16 of the Exchange Act, to the CEO. The Potential Participant's preference must be received in the period beginning 90 days prior to and ending no less than 30 days prior to the date of commencement of retirement benefits under such plans. Such indication must state the portion of the lump sum distribution the Potential Participant desires to be deferred. The Committee or CEO, as applicable, shall consider such indication of preference as submitted and shall decide whether to accept or reject the preference expressed as soon as practicable. Such indication of preference, if accepted, becomes irrevocable on the date of such acceptance.

   (d)  Lump Sum from Defined Contribution Makeup Plan.  If a
         ----------------------------------------------
        Potential Participant prefers to defer under this Plan all or part of the lump sum cash payment to which
        Section 2(d) pertains, the Potential Participant must indicate such preference, in a manner prescribed by the Plan Administrator, (i) if the Potential Participant is subject to Section 16 of the Exchange Act, to the Committee or (ii) if the Potential Participant is not subject to Section 16 of the Exchange Act, to the CEO. The Potential Participant's preference must be received in the period beginning 365 days prior to and ending no less than 90 days prior to the Participant's retirement date except that if


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        a Potential Participant is notified of layoff during or
        after the year in which the Potential Participant reaches age 50 and if there is not at least 120 days between the date the Potential Participant is notified of layoff and the Potential Participant's termination date, the Potential Participant's preference must be received within 30 days of being notified of layoff. Such indication must state the portion of the lump sum payment the Potential Participant desires to be deferred. The Committee or CEO, as applicable, shall consider such indication of preference as submitted and shall decide whether to accept or reject the preference expressed as soon as practicable. Such indication of preference, if accepted, becomes irrevocable on the date of such acceptance. A deferral of the lump sum from the Defined Contribution Makeup Plan will be paid under the terms of Section 5(b)(i) hereof - 10 annual installments commencing about one year after retirement, but subject to revision under the terms of the Plan.

   (e)  Salary Reduction.  If a Potential Participant elects to
         ----------------
        voluntarily reduce Salary and receive an Award hereunder in lieu thereof, the Potential Participant must make an election, in the manner prescribed by the Plan Administrator, which must be received on or before November 30 prior to the beginning of the calendar year of the elected deferral or for Newhire Employees prior to their first day of employment or reemployment. Such election must be in writing signed by the Potential Participant, and must state the amount of the salary reduction the Potential Participant elects. Such election becomes irrevocable on November 30 prior to the beginning of the calendar year or for Newhire Employees on their first day of employment or reemployment, except that in the event of any of the following:
            i)    the Employee is demoted to a job
                  classification/grade that is no longer
                  eligible to receive an Award from an Incentive Compensation Plan,
            ii) the Employee's employment status is classified to a status other than regular full-time or its equivalent,
            iii) the Employee is receiving Unavoidable Absence Benefits (UAB) pay such that the pay received is less than his/her pay had been prior to being on


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                  UAB,
        the Employee can request, subject to approval by the Plan Benefits Administrator, that his/her election to voluntarily reduce his/her salary be revoked for the remainder of the calendar year.

        An Award in lieu of voluntarily reduced salary will be paid under the terms of Section 5(b)(i) hereof - 10 annual installments commencing about one year after retirement, but subject to revision under the terms of the Plan.

   (f)  Long Term Performance Unit Award.  If a Potential
         --------------------------------
        Participant prefers to defer under this Plan the value of all or any part of the Long Term Performance Unit Award to which a notice received under Section 2(f) pertains, the Potential Participant must indicate such preference, in a manner prescribed by the Plan Administrator, (i) if the Potential Participant is subject to Section 16 of the Exchange Act, to the Committee, or (ii) if the Potential Participant is not subject to Section 16 of the Exchange Act, to the CEO. The Potential Participant's preference must be received on or before 90 days from the grant date of the Long Term Performance Unit Award. Such indication must state the portion of the value of the Long Term Performance Unit Award the Potential Participant desires to be deferred. If an indication is not received by 90 days from the grant date of the award, the Potential Participant will be deemed to have elected not to defer any portion of the Award. Such indication of preference becomes irrevocable 90 days from the grant date of the Award. The Committee or CEO, as applicable, shall consider such indication of preference as submitted and shall decide whether to accept or reject the preference expressed. The Potential Participant shall be notified in writing of the decision. A deferral of the value of the Long Term Performance Unit Award will be paid under the terms of Section 5(b)(i) hereof - 10 annual installments commencing about one year after retirement, but subject to revision under the terms of this Plan.

SECTION 4.  Deferred Compensation Accounts.


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   (a)  Credit for Deferral.  Amounts deferred pursuant to
         -------------------
        Section 3(a) will be credited to the Participant's Deferred Compensation Account as soon as practicable, but not less than 30 days after the Settlement Date of the Incentive Compensation Plan. Amounts deferred pursuant to Section 3(b) will be credited at market value of the underlying Restricted Stock as soon as practicable, but not later than 30 days after the date as of which the restrictions lapse. For this purpose, the market value of the underlying Restricted Stock shall be based on the higher of (i) the average of the high and low selling prices of the Company Stock on the date the restrictions lapse or the last trading day before the day the restrictions lapse if such date is not a trading day or (ii) the average of the high three monthly Fair Market Values of the Company Stock during the twelve calendar months preceding the month in which the restrictions lapse. The monthly Fair Market Value of the Company Stock is the average of the daily Fair Market Value of the Stock for each trading day of the month. The daily Fair Market Value of the Stock shall be deemed equal to the average of the high and low selling prices of the Stock on the New York Stock Exchange, as reported in the Wall Street Journal. Amounts deferred pursuant to Section 3(d), 3(e), and 3(f) will be credited to the Participant's Deferred Compensation Account as soon as practicable, but not later than 30 days after the cash payment would have been made had it not been deferred. Amounts deferred pursuant to other provisions of this plan shall be credited as soon as practicable but not later than 30 days after the date the Award would otherwise be payable.

   (b)  Designation of Investments.  The amount in each
         --------------------------
        Participant's Deferred Compensation Account shall be deemed to have been invested and reinvested from time to time, in such "eligible securities" as the Participant shall designate. Prior to or in the absence of a Participant's designation, the Company shall designate an "eligible security" in which the Participant's Deferred Compensation Account shall be deemed to have been invested until designation instructions are received from the Participant. Eligible securities are those securities designated by the Senior Vice President and


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        Chief Financial Officer of the Company, or his
        successor. The Senior Vice President and Chief Financial Officer of the Company may include as eligible securities, stocks listed on a national securities exchange, and bonds, notes, debentures, corporate or governmental, either listed on a national securities exchange or for which price quotations are published in The Wall Street Journal and shares issued by investment companies commonly known as "mutual funds". The Participant's Deferred Compensation Account will be adjusted to reflect the deemed gains, losses and earnings as though the amount deferred was actually invested and reinvested in the eligible securities for the Participant's Deferred Compensation Account.

        Notwithstanding anything to the contrary in this section 4(b), in the event the Company actually purchases or sells such securities in the quantities and at the times the securities are deemed to be purchased or sold for a Participant's Deferred Compensation Account, the Account shall be adjusted accordingly to reflect the price actually paid or received by the Company for such securities after adjustment for all transaction expenses incurred (including without limitation brokerage fees and stock transfer taxes).

        In the case of any deemed purchase not actually made by the Company, the Deferred Compensation Account shall be charged with a dollar amount equal to the quantity and kind of securities deemed to have been purchased multiplied by the fair market value of such security on the date of reference and shall be credited with the quantity and kind of securities so deemed to have been purchased. In the case of any deemed sale not actually made by the Company, the account shall be charged with the quantity and kind of securities deemed to have been sold, and shall be credited with a dollar amount equal to the quantity and kind of securities deemed to have been sold multiplied by the fair market value of such security on the date of reference. As used herein "fair market value" means in the case of a listed security the closing price on the date of reference, or if there were no sales on such date, then the closing price on the nearest preceding day on which there were such sales, and in the case of an


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        unlisted security the mean between the bid and asked
        prices on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices to the nearest preceding day for which such prices are available.

        The Senior Vice President and Chief Financial Officer of the Company may also designate a Fund Manager to provide services which may include recordkeeping, Participant accounting, Participant communication, payment of installments to the Participant, tax reporting and any other services specified by the Company in agreement with the Fund Manager.

   (c)  Payments.  A Participant's Deferred Compensation Account
         --------
        shall be debited with respect to payments made from the account pursuant to this Plan as of the date such payments are made from the account. The payment shall be made as soon as practicable, but no later than 30 days, after the installment payment date.

        If any person to whom a payment is due hereunder is under legal disability as determined in the sole discretion of the Plan Administrator, the Plan Administrator shall have the power to cause the payment due such person to be made to such person's guardian or other legal representative for the person's benefit, and such payment shall constitute a full release and discharge of the Company, the Plan Administrator and any fiduciary of the Plan.

   (d)  Statements.  At least one time per year the Company or
         ----------
        the Company's designee will furnish each Participant a written statement setting forth the current balance in the Participant's Deferred Compensation Account, the amounts credited or debited to such account since the last statement and the payment schedule of deferred Awards and deemed gains, losses and earnings accrued thereon as provided by the deferred payment option selected by the Participant.

SECTION 5.  Payments from Deferred Compensation Accounts.


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   (a)  Election of Method of Payment for an Incentive
         ----------------------------------------------
        Compensation Plan Award.  At the time a Potential
         -----------------------
        Participant submits an indication of preference to defer all or any part of an Award under an Incentive Compensation Plan as provided in Section 3(a) above, the Potential Participant shall also elect in a manner prescribed by the Plan Administrator, which of the payment options, provided for in Paragraph (b) of this Section, shall apply to the deferred portion of said Award adjusted for any deemed gains, losses and earnings accrued thereon credited to the Participant's Deferred Compensation Account under this Plan. Subject to Paragraphs (e), (g) and (h) of this Section, if the Committee or CEO, as appropriate, accepts the Potential Participant's indication of preference, the election of the method of payment of the amount deferred shall become irrevocable.

   (b)  Payment Options.  A Potential Participant may elect to
         ---------------
        have the deferred portion of an Incentive Compensation
        Plan Award adjusted for any deemed gains, losses and earnings accrued thereon paid:

        (i) (Post-Retirement) in 10 annual installments, the payment of the first of such installments to commence on the first day of the first calendar quarter which is on or after the first anniversary of the Potential Participant's first day of retirement under the terms of the Retirement Income Plan, or

        (ii) (Pre-Retirement) in annual installments of not less than 5 nor more than 10, in semi-annual installments of not less than 10 nor more than 20, or in quarterly installments of not less than 20 nor more than 40. The first of such installments to commence, as soon as practicable after any date specified by the Potential Participant, so long as such date is the first day of a calendar quarter, is on or after the Settlement Date, is at least one year from the date the payout option was elected, and is prior to the date the Potential Participant will attain the Participant's Normal Retirement Date under the terms of the

               Retirement Income Plan.

   (c)  Election of Method of Payment of the Value of Restricted
         --------------------------------------------------------
        Stock.  As provided in Section 3(b) above, a deferral of
         -----
        the value of all or part of the Restricted Stock will be considered payment option (b)(i) of this Section subject to Paragraphs (e) and (g) of this Section.

   (d)  Election of Method of Payment of a Lump Sum Distribution
         --------------------------------------------------------
        from Non-Qualified Retirement Plans.  At the time a
         -----------------------------------
        Potential Participant submits an indication of preference to defer all or part of the lump sum distribution as provided in Section 3(c) above, the Potential Participant shall also elect in a manner prescribed by the Plan Administrator which payment option shall apply to the deferred lump sum adjusted for any gains, losses and earnings to be accrued thereon credited to the Participant' Deferred Compensation Account under this Plan. The payment options are annual installments of not less than 5 nor more than 10, semi-annual installments of not less than 10 nor more than 20, or quarterly installments of not less than 20 nor more than 40. The first installment to commence as soon as practicable after any date specified by the Potential Participant, so long as such date is the first day of a calendar quarter and is at least one year from the date the payout option was elected. Subject to Paragraph (g) of this Section, if the Committee or CEO, as appropriate, accepts the Potential Participant's indication of preference, the election of the method of payment of the amount deferred shall become irrevocable.

   (e)  Payment Option Revisions.  If a Section 5(b)(i) payment
         ------------------------
        option applies to any part of the balance of a Participant's Deferred Compensation Account, the
        Participant may revise such payment option as follows:

        (i) Prior to Retirement.  The Participant at any time
               -------------------
               during a period beginning 365 days prior to and ending 90 days prior to the date the Participant Retires under the terms of the Retirement Income Plan, may, with respect to the total of all amounts subject to such payment option at the time of the Participant's retirement, in the manner prescribed by the Plan Administrator, revise such payment option and elect one of the payment options specified in (e)(iii) of this Section to apply to such total amount in place of such payment option.

        (ii)   Upon Layoff.  If a Participant who is eligible to
               -----------
               Retire under the terms of the Retirement Income Plan or who is Laid Off during or after the year in which the Participant reaches age 50 is notified of Layoff and if there is not at least 120 days between the date the Participant is notified of Layoff and the Participant's termination date, the Participant may, within 30 days of being notified of Layoff, in the manner prescribed by the Plan Administrator, revise such payment option and elect one of the payment options specified in (e)(iii) of this Section to apply to such total amount in place of the such payment option.

        (iii)  Payment Options After Revision.  If a Participant
               ------------------------------
               revises a Section 5(b)(i) payment option as specified in (e)(i) or (e)(ii) of this Section, the Participant, subject to the exception in
               (e)(iv) of this Section, may select payments in annual installments of not less than 5 nor more than 10, in semi-annual installments of not less than 10 nor more than 20, or in quarterly installments of not less than 20 nor more than 40 with the first installment to commence, as soon as practicable following any date specified by the Participant so long as such date is the first day of a calendar quarter, is on or after the Participant's first day of Retirement or the first day the Participant is no longer an Employee following Layoff, is at least one year from the date the payment option was revised and is not more than two calendar quarters after the Participant's 70th birthday.

        (iv)   Payment Option After Revision Exception.  If a
               ---------------------------------------
               Participant elected a Section 5(b)(i) payment option for amounts deferred prior to January 1, 1994, the

               Participant may select payments in one lump sum or annual installments of not less than 5 nor more than 20 in addition to the payment options specified in (e)(iii) of this Section, provided that the commencement date specified by the Participant would be permitted under paragraph
               (e)(iii) of this Section.

   (f)  Installment Amount.  The amount of each installment
         ------------------
        shall be determined by dividing the balance in the Participant's Deferred Compensation Account as of the date the installment is to be paid, by the number of installments remaining to be paid (inclusive of the current installment).

   (g)  Death of Participant.  Upon the death of a Participant,
         --------------------
        the Participant's beneficiary or beneficiaries designated in accordance with Section 6, or in the absence of an effective beneficiary designation, the surviving spouse, surviving children (natural or adopted) in equal shares, or the Estate of the deceased Participant, in that order of priority, shall receive payments in accordance with the payment options selected by the Participant, whether death occurred before or after such payments have commenced; provided, however, such payments may be made in a different manner if the beneficiary or beneficiaries entitled to receive such payments, due to an unanticipated emergency caused by an event beyond the control of the beneficiary or beneficiaries that results in financial hardship to the beneficiary or beneficiaries, so requests and the CEO gives written consent to the method of payment requested.

   (h)  Termination of Employment.
         -------------------------
        In the event a Participant's employment with the Company or a Participating Subsidiary terminates for any reason other than death, retirement under the Retirement Income Plan, Disability, or by layoff during or after the year in which the Participant reaches age 50, the entire balance of the Participant's Deferred Compensation Account shall be paid to the Participant in one lump sum as soon as practicable after the date the Participant terminates employment, provided however, the Committee, in its sole discretion, may elect to make such payments in the amounts and on such schedule as it may determine.

   (i)  Rehire of Participant
        ---------------------
        In the event a Participant is a Rehired Participant, he/she will be eligible to receive notifications as specified in Section 2 and will be eligible to submit an Indication of Preference or Election to Defer as specified in Section 3, if the Participant agrees to the suspension of payments from his/her Deferred Compensation Account during the period of reemployment by the Company. Upon termination of reemployment, such payments shall resume on the same schedule as was in effect at the time the Participant previously Retired or was Laid Off.

SECTION 6.  Designation of Beneficiary

   Each Participant shall designate a beneficiary or beneficiaries to receive the entire balance of the Participant's Deferred Compensation Account by giving signed written notice of such designation to the Plan Administrator. The Participant may from time to time change or cancel any previous beneficiary designation in the same manner. The last beneficiary designation received by the Plan Administrator shall be controlling over any prior designation and over any testamentary or other disposition. After acceptance by the Plan Administrator of such written designation, it shall take effect as of the date on which it was signed by the Participant, whether the Participant is living at the time of such receipt, but without prejudice to the Company or the CEO on account of any payment made under this Plan before receipt of such designation.

SECTION 7.  Nonassignability

   The right of a Participant, or beneficiary, or other person who becomes entitled to receive payments under this Plan, shall not be assignable or subject to garnishment, attachment or any other legal process by the creditors of, or other claimants against, the Participant, beneficiary, or other such person.

SECTION 8.  Administration.

(a) The Plan Administrator may adopt such rules, regulations and forms as deemed desirable for administration of the Plan and shall have the discretionary authority to allocate responsibilities under the Plan to such other persons as may be designated, whether or not employee members of the Board of Directors.

(b) Any claim for benefits hereunder shall be presented in writing to the Plan Administrator for consideration, grant or denial. In the event that a claim is denied in whole or in part by the Plan Administrator, the claimant, within ninety days of receipt of said claim by the Plan Administrator, shall receive written notice of denial. Such notice shall contain:

     (1) a statement of the specific reason or reasons for the denial;

     (2) specific references to the pertinent provisions hereunder on which such denial is based;

     (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

     (4) an explanation of the following claims review procedure set forth in paragraph (c) below.

(c) Any claimant who feels that a claim has been improperly denied in whole or in part by the Plan Administrator may request a review of the denial by making written application to the Trustee. The claimant shall have the right to review all pertinent documents relating to said claim and to submit issues and comments in writing to the Trustee. Any person filing an appeal from the denial of a claim must do so in writing within sixty days after receipt of written notice of denial. The Trustee shall render a decision regarding the claim within sixty days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable time, but not later than 120 days after receipt of the request for review. The decision of the Trustee shall be in writing and, in the case of the denial of a claim in whole or in part, shall set forth the same information as is required in an initial notice of denial by the Plan Administrator, other than an explanation of this claims review procedure. The Trustee shall have absolute discretion in carrying out its responsibilities to make its decision of an appeal, including the authority to interpret and construe the terms hereunder, and all interpretations, findings of fact, and the decision of the Trustee regarding the appeal shall be final, conclusive and binding on all parties.

(d) Compliance with the procedures described in paragraphs (b) and (c) shall be a condition precedent to the filing of any action to obtain any benefit or enforce any right which any individual may claim hereunder. Notwithstanding anything to the contrary in the Plan, these paragraphs (b), (c) and (d) may not be amended without the written consent of a seventy-five percent (75%) majority of Participants and Beneficiaries and such paragraphs shall survive the termination of this Plan until all benefits accrued hereunder have been paid.

SECTION 9.  Employment not Affected by Plan.

   Participation or nonparticipation in this Plan shall neither adversely affect any person's employment status, or confer any special rights on any person other than those expressly stated in the Plan. Participation in the Plan by an Employee of the Company or of a

   Participating Subsidiary shall not affect the Company's or the Participating Subsidiary's right to terminate the Employee's employment or to change the Employee's compensation or position.

SECTION 10.  Determination of Recipients of Awards.

   The determination of those persons who are entitled to Awards under the Incentive Compensation Plan and any other such plans shall be governed solely by the terms and provisions of the applicable plan, and the selection of an Employee as a Potential Participant or the acceptance of an indication of preference to defer an Award hereunder shall not in any way entitle such Potential Participant to an Award.

SECTION 11.  Method of Providing Payments.

   (a) Nonsegregation.  Amounts deferred pursuant to this Plan
        --------------
       and the crediting of amounts to a Participant's Deferred Compensation Account shall represent the Company's unfunded and unsecured promise to pay compensation in the future. With respect to said amounts, the relationship of the Company and a Participant shall be that of debtor and general unsecured creditor. While the Company may make investments for the purpose of measuring and meeting its obligations under this Plan such investments shall remain the sole property of the Company subject to claims of its creditors generally, and shall not be deemed to form or be included in any part of the Deferred Compensation Account.

   (b) Funding.  It is the intention of the Company that this
        -------
       Plan shall be unfunded for federal tax purposes and for purposes of Title I of ERISA; provided, however, that the Company may establish a grantor trust to satisfy part or all of its Plan payment obligations so long as the Plan remains unfunded for federal tax purposes and for purposes of Title I of ERISA.

SECTION 12.  Amendment or Termination of Plan.

   The Company reserves the right to amend this Plan from time to time or to terminate the Plan entirely, provided, however, that no amendment may affect the balance in a Participant's account on the effective date of the amendment. No Participant shall participate in a decision to amend or terminate this Plan. In the event of termination of the Plan, the Chief Executive Officer, in his sole discretion, may elect to pay to the participant in one lump sum as soon as practicable after termination of the Plan, the balance then in the Participant's account.

SECTION 13.  Miscellaneous Provisions.

   (a) Except as otherwise provided herein, the Plan shall be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

   (b) This Plan shall be construed, regulated, and administered in accordance with the laws of the State of Oklahoma except to the extent that said laws have been preempted by the laws of the United States.


O:\hr\5_pb\wordproc\2dp\Kedcp
5-8-1998